                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                           WASHINGTON, D.C. 20549-1004




                                    FORM 8-K

                                 CURRENT REPORT
     PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934



       Date of Report (Date of earliest event reported) September 21, 2001
                                -----------------




                        INVESTORS CAPITAL HOLDINGS, LTD.
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             (Exact name of registrant as specified in its charter)




         MASSACHUSETTS                333-43664                 04-3284631
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 (State or other jurisdiction        (Commission               IRS Employer
        of incorporation)            File Number)            Identification No.)



                  230 Broadway, Lynnfield, Massachusetts        01940
        ----------------------------------------------------- ----------
               (Address of principal executive offices)       (Zip Code)



        Registrant's telephone number, including area code  (781) 593-8565
                                 --------------

ITEM 4.  CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT.

On September 18, 2001, the registrant's certifying accountant, Cayer, Prescott, Clune & Chatellier, LLP, was not re-engaged. From April 1, 1997 through any interim period prior to September 18, 2001, their reports on our financial statements did not contain an adverse opinion or a disclaimer of opinion, and were neither qualified nor modified as to uncertainty, audit scope, or accounting principals.

The decision to change certifying accountants was made by the registrant's audit committee of the board of directors and the board of directors as a whole.

During the period of their engagement the registrant had no disagreements with Cayer, Prescott, Clune & Chatellier, LLP on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure.

The registrant will provide Cayer, Prescott, Clune & Chatellier, LLP with a copy of the disclosures we are making herein prior to the time these disclosures are filed with the Commission. The registrant will request that the former certifying accountant furnish a letter addressed to the Commission stating whether it agrees with the statements made herein and, if not, stating the respects in which it does not agree. Said certifying accountant's letter will be filed as an exhibit to this report.

ITEM 7.  EXHIBITS

     16.    Letter Regarding Change in Certifying Accountant


                                    SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


INVESTORS CAPITAL HOLDINGS, LTD.
------------------------------------------------------
(Registrant)


By:

            /S/ THEODORE E. CHARLES
            -----------------------
            Theodore E. Charles,
            Chief Executive Officer, President and Director

Date:       September 21, 2001